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                                                                    Exhibit 24.1

                                Power of Attorney

     Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited, a Netherlands Antilles corporation (the "Corporation"), hereby constitutes and appoints Jean-Marc Perraud, Frank A. Sorgie, Michel Soublin and Ellen S. Summer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each of whom shall be authorized to act with or without the others, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as a director or officer or both, as the case may be, of the Corporation, to sign a Registration Statement on Form S-3 relating to the registration and resale of Corporation's convertible senior debentures due 2023 and the shares of the Corporation's common stock, par value $0.01 per share, issuable upon conversion thereof and any and all amendments (including post-effective amendments) thereto, and any and all other instruments and documents as may be necessary, advisable or appropriate to enable the Corporation to comply with the Securities Act of 1933, as amended, and all other federal and state securities laws, and to file the same or cause the same to be filed, with all exhibits thereto, with the Securities and Exchange Commission, with full power and authority to each of the attorneys-in-fact and agents to do and perform in the name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, each and every act whatsoever that is necessary, advisable or appropriate to be done, as fully and for all intents and purposes as any such director or officer, or both, as the case may be, might or could do in person.


/s/ John Deutch        (May 30, 2003)      /s/ Andre Levy-Lang    (June 4, 2003)
-------------------------------------      -------------------------------------
John Deutch                                Andre Levy-Lang
Director                                   Director

/s/ Jamie S. Gorelick  (June 4, 2003)      /s/ Didier Primat      (June 4, 2003)
-------------------------------------      -------------------------------------
Jamie S. Gorelick                          Didier Primat
Director                                   Director

/s/ Andrew Gould       (June 4, 2003)      /s/ Nicolas Seydoux    (June 4, 2003)
-------------------------------------      -------------------------------------
Andrew Gould                               Nicolas Seydoux
Director                                   Director
Chairman and Chief Executive Officer

/s/ Tony Isaac         (June 4, 2003)      /s/ Linda G. Stuntz    (June 4, 2003)
-------------------------------------      -------------------------------------
Tony Isaac                                 Linda G. Stuntz
Director                                   Director

/s/ Adrian Lajous      (June 4, 2003)      /s/ Sven Ullring       (June 5, 2003)
-------------------------------------      -------------------------------------
Adrian Lajous                              Sven Ullring
Director                                   Director